                                                                    EXHIBIT 99.1

SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                   BALANCE AT   CHARGED TO   CHARGED TO
                                                   BEGINNING    COSTS AND      OTHER
                                      DATE         OF PERIOD     EXPENSES     ACCOUNTS      DEDUCTIONS            DATE
                                      ----------   ----------   ----------   ----------     ----------      -----------------
Allowance for doubtful
 accounts......................  January 1, 1994   $  137,000   $  121,000   $       --     $ (19,000)(a)   December 31, 1994
                                 January 1, 1995      239,000        2,000                    (30,000)(a)   December 31, 1995
                                 January 1, 1996      211,000       10,000                    (19,000)(a)   April 30, 1996
                                 May 1, 1996          202,000       27,000      243,000(b)     (1,000)(a)   April 26, 1997
                                 April 27, 1997       471,000      274,000      293,000(b)   (322,000)(a)   April 25, 1996
                                 April 25, 1996       716,000      232,000    1,148,000(b)   (318,000)(a)   January 23, 1999
Accumulated amortization of
 intangibles...................  January 1, 1994    1,540,000      757,000                                  December 31, 1994
                                 January 1, 1995    2,297,000    1,098,000                   (781,000)(c)   December 31, 1995
                                 January 1, 1996    2,614,000      203,000                         -- (c)   April 30, 1996
                                 May 1, 1996        2,817,000      566,000                    (59,000)(c)   April 26, 1997
                                 April 27, 1997     3,324,000    2,061,000                    (24,000)(c)   April 25, 1998
                                 April 25, 1998     5,361,000    3,604,000                   (648,000)(c)   January 23, 1999

                                  BALANCE
                                 AT END OF
                                   PERIOD
                                 ----------
Allowance for doubtful
 accounts......................  $  239,000
                                    211,000
                                    202,000
                                    471,000
                                    716,000
                                  1,778,000
Accumulated amortization of
 intangibles...................   2,297,000
                                  2,614,000
                                  2,617,000
                                  3,324,000
                                  5,361,000
                                  8,317,000

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(a) Represents write-offs of uncollectible accounts receivable.
(b) Allowance for doubtful accounts acquired in purchase acquisitions.
(c) Represents (write-offs)/recoveries of fully amortized intangible assets.

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